EXHIBIT 99.1

[HIENERGY TECHNOLOGIES LOGO]

                                                           NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE

INVESTOR CONTACT:                                          MEDIA CONTACT:
Michael Cimini                                             Lois Whitman
KCSA Public Relations Worldwide                            HWH Public Relations
(212) 682-6300                                             (212) 355-5049
mcimini@kcsa.com                                           loisw@hwhpr.com

                     HIENERGY ANNOUNCES VICE PRESIDENT ELECT
                              TO ITS CORPORATE TEAM

IRVINE, CALIFORNIA, JANUARY 11, 2005 - HIENERGY TECHNOLOGIES, INC. (OTCBB: HIET) (the "Company" or "HiEnergy") is pleased to announce that its Board of Directors has elected Roger W.A. Spillmann to serve as Vice President and Secretary of HiEnergy. Roger Spillmann's professional expertise pertains to corporate finance, contract management and capital strategy. As the Company's VP and Corporate Secretary, Mr. Spillmann will also administer corporate compliance and governance and the preparation of SEC filings, the services of which he has been providing since July 2004 as an outside consultant for HiEnergy.

Prior to joining HiEnergy, Roger Spillmann was a business development and financial services officer with Empire Capital Leasing, Inc. ("ECL"), where he focused on asset based financing, including project finance, receivable financing, equipment leasing and related securitizations. Prior to ECL, Mr. Spillmann was a managing director and partner of Harris, Hoover & Lewis, Inc.
(HHL), a New York based middle market financial advisory and investment banking boutique, and a member of its Executive Committee, where he was responsible for strategic planning, affiliate marketing, product research and outside capital relationships. Prior to HHL, Mr. Spillmann was First Vice President of Investments, Director - Special Accounts Group (SAG) with Prudential Securities in New York City, specializing in advising corporations, institutions and high net-worth clients on asset allocation, money management, estate and tax planning, equity risk management and general investment strategies, and a Sales Analyst with the Private Client Services Group at Banc of America Securities LLC (Montgomery Securities), where he focused on corporate finance, equity derivatives, asset management and corporate and venture services directed toward leading and emerging technology companies. In addition, Mr. Spillmann was with

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the Cross Border Finance Group at Clifford  Chance,  Rogers & Wells LLP for four years, where he served as a corporate paralegal and assisted senior partners and associates with the development and structuring of public and private debt and
equity  transactions,   project  finance  and  M&A  for  governments,  financial
institutions and corporations.

Roger Spillmann received a Bachelor of Arts from Dartmouth University in Hanover, NH. He has also attended the Universidad Federal do Rio de Janeiro, in Brazil, and is fluent in Spanish and Portuguese. During his career, Mr. Spillmann has served on the advisory boards of several technology companies.

"In the course of his consulting for HiEnergy, Roger Spillmann has proven his unique professional abilities, his diverse background and connections," said Dr. Bogdan C. Maglich, Chief Executive Officer and Chief Scientific Officer of HiEnergy Technologies. "Now that the Company is moving forward in its transition from research and development to international product marketing and manufacturing, Mr. Spillmann will assume a significant role in our corporate growth."


ABOUT HIENERGY TECHNOLOGIES, INC.

HiEnergy Technologies, Inc. ("HiEnergy" or the "Company") is a nuclear technologies-based Department of Defense and Department of Homeland Security contractor. It is focused on the marketing of proprietary neutron-based "stoichiometric" sensor device technology it developed in the course of the past 6 years. The technology is unique in that it has the ability to determine automatically, non-invasively and through steel, whether an object or container carries dangerous or illicit selected substances, such as explosives, biological agents or illicit drugs. HiEnergy's primary focus is currently on the commercialization of two products: (1) the CarBomb Finder TM, a vehicle-borne system, and (2) the SIEGMATM, a suitcase-borne system for detection of the home-made bombs, the so called Improvised Explosive Devices or IED's. In addition, it continues to research and develop prototype devices for other related uses of its core technology, such as an Anti-Tank Landmine Detector as well as non-military industrial applications for the petrochemical industry.


FORWARD-LOOKING STATEMENTS

Any statements made in this press release which are not historical facts contain certain forward-looking statements, as such term is defined in the Private Litigation Reform Act of 1995, concerning potential developments affecting the business, prospects, financial condition and other aspects of the company to which this release pertains. The actual results of the specific items described in this release, and the company's operations generally, may differ materially from what is projected in such forward-looking statements. Although such statements are based upon the best judgments of management of the company as of the date of this release, significant deviations in magnitude, timing and other factors may result from business risks and uncertainties including, without

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limitation,  the  company's  dependence  on third  parties,  general  market and economic conditions, technical factors, the availability of outside capital, receipt of revenues and other factors, many of which are beyond the control of the company. The company disclaims any obligation to update information contained in any forward-looking statement.

These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievement expressed or implied by such forward looking statements. In some cases, you can identify forward looking statements by terminology such as "may," "will," "should," "could," "intend," "expects," "plan," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of such terms or other comparable terminology. Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. In addition to the risks described above, additional risks affecting our Company can be found in our periodic reports filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934.